INDEPENDENT CONSULTING AGREEMENT

     THIS AGREEMENT dated this 9th day of July, 1997, is entered into by and between Biomune Systems, Inc., a Nevada corporation ("Biomune") and Andela Group, Inc., a California corporation ("Andela") and Ira E. Ritter, an individual residing in California ("Ritter").

RECITALS:

     A. The business of Biomune requires substantial assistance from an experienced marketing and distributing management consultant;

     B. Andela is a California corporation owned by Ritter. Ritter and Andela have the requisite marketing and distributing management qualifications and experience desired by Biomune and Ritter is employed by Andela as its President;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1. Engagement. Biomune hereby engages Andela, and Andela hereby agrees to provide services through Ritter to or for Biomune, on the terms and conditions set forth herein. It is agreed that Ritter shall be named President of Biomune and serve in such office during the term hereof.

     2. Duties. In his capacity as President of Biomune, Ritter shall devote such portion of his time and attention as may be reasonably required to assist in the commercialization, marketing, distribution and sale of Biomune's products and technology, promoting the general business interests of Biomune and to locating and assisting in development of new products of Biomune. He shall not have responsibility for the day-to-day management of Biomune.
Except as provided above and subject to the limitations set forth in Paragraph 3, below, Ritter's duties as President shall be as outlined in the Bylaws of Biomune and he shall at all times be under the direction of the Chief Executive Officer and the Board of Directors of Biomune. The exact scope of Ritter's duties hereunder may be reasonably enlarged or modified hereafter by the Board of Directors of Biomune; provided that the duties, as expanded or
modified, shall relate to the same types of matters described above.   Andela
and Ritter hereby represent that neither of them is under any obligation or restriction which would in any way interfere or be inconsistent with, or present a conflict of interest concerning, the services to be furnished to Biomune under this Agreement. Andela further warrants that it will not enter into any such obligation or restriction prior to the termination of this Agreement. Andela shall comply with all rules, policies and procedures established by Biomune for the conduct of its business.

     3. Limitation of Authority. During the term hereof, Andela shall not have authority to engage any additional consultants, attorneys, employees, agent and/or accountants or to incur any expenses except as may reasonably be required for the performance of its duties hereunder. Except for the consulting fee to be paid hereunder to Andela, all commissions, salary, taxes, travel costs, office supplies and other expenses incurred by Andela in connection with its other business or the employment or engagement of its other employees, consultants, attorneys, agents and/or accountants shall be paid by Andela. Andela shall maintain its own liability insurance and health
insurance for all of  its employees, including Ritter.    Andela shall not
have the right or authority to bind Biomune or to create any obligation on its behalf. Ritter shall have the authority given him by the Bylaws and the Board of Directors of Biomune.

     4. Term. The term of this Agreement shall commence upon execution hereof and shall continue uninterrupted through and including June 30, 1998 from the date hereof, unless the parties shall then mutually agree to extend the term hereof or unless it is terminated as provided elsewhere herein.

     5. Compensation. For services rendered, Biomune shall pay to Andela a consulting fee in the sum of FIFTEEN THOUSAND DOLLARS ($15,000.00) per month. Such fee shall be paid monthly in advance, not later than the 5th day after the close of the previous month, provided, however, that if such day is a Saturday, Sunday or other legal holiday, then payment shall be made on the next business day following such date; provided further, that the initial
payment shall be made on the date hereof.   If any payment is made more than
fifteen days from the date such payment is due, then Biomune shall pay a late payment fee of 5% of the amount of such payment.

     6. Royalty. It is agreed that in addition to the consulting fee described under Paragraph 5, above, Biomune shall pay a royalty to Ritter or his assign, equal to 5% of the gross revenues from any new product line or distribution opportunity realized by Biomune as a direct result of Ritter's efforts hereunder. The royalty shall be paid monthly, no more than 30 days after the end of the month in which the revenues are recognized. This obligation shall survive the expiration or termination of this Agreement.

     7. Expenses. Andela shall be reimbursed promptly, and in any event within 14 days, for any and all ordinary and reasonable costs or expenses incurred by Ritter in the performance of and relating to the consulting duties hereunder. For record keeping and business analysis purposes, Andela shall at least once each calendar month provide expense account reports in a manner agreed upon by Biomune and Andela. Andela shall maintain its own records of such expenses in sufficient form and content to comply with applicable state and federal regulations. Expenses shall be subject to approval in advance by Biomune.

     8.     Non-Disclosure.  Andela and Ritter covenant and agree that:

     a. Biomune's technology, know-how, product plans and specifications, records, business concepts and other plans and information acquired by Andela or Ritter in the course of their engagement by Biomune in any capacity whatsoever, as such may exist from time to time, are valuable, special and unique assets of Biomune. Neither Ritter nor Andela will, during or after the term of this Agreement, disclose any such information to any person or entity for any reason or purpose outside of Biomune's usual business activities as defined hereunder, nor in any manner directly or indirectly aid or be a party to any acts, the effects of which would tend to divert, diminish or prejudice the technology, good will, business or business opportunities of Biomune. In the event of a threatened breach by Andela or Ritter of the provisions of this paragraph, Biomune shall be entitled to an injunction restraining Andela or Ritter, as the case may be, from disclosing any such information or from rendering any services to any person or entity to whom any such information has been disclosed or threatened to be disclosed. Nothing herein shall be construed as prohibiting Biomune from pursuing any other remedies available to Biomune for actual breach of the provision of this paragraph, including the recovery of damages from Andela and Ritter.

     b. The covenants made by Andela and Ritter under this paragraph 8 shall survive the expiration or termination of this Agreement.

     9. Termination. Andela agrees that after ten (10) days written notice of specific instances of gross negligence or illegal acts, without curing the same after such notice, Biomune has the absolute right to terminate the engagement of Andela and to terminate this Agreement with no further obligations to Andela. Any payments due to Andela but not yet then provided or paid out under the terms of this Agreement will be paid in the normal manner following such termination. This Agreement shall terminate upon the earlier of the Second Closing Date or the expiration or termination of the Option, as such terms are defined in that certain Securities Purchase Agreement dated as of July 9, 1997 by and among Biomune, Ritter and Rockwood Investments, Inc. ("Rockwood").

     10. Covenants of Consultant. Andela and Ritter, jointly and severally, hereby promise and covenant that in the course of their performance under this Agreement, they shall not, individually or collectively:

          a. Interfere with any existing relationship between Biomune and any person or entity who presently or during the term of this Agreement conducts business or trades with Biomune;

          b. Unless otherwise expressly directed by Biomune, have any discussions concerning Biomune or any aspect of its business with any persons known to either of them to be employed by or represent news media;

          c. Adopt or urge a position with commissioners, representatives, senators, legislators or other governmental policymaking bodies contrary to the interests of Biomune as those interests are expressly stated by Biomune;

          d. Testify as an expert witness against Biomune in any proceeding or dispute; and

          e. directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any business and any branch, office or operation thereof, which is a competitor of Biomune in providing similar goods and services to the biopharmaceutical or nutraceutical markets.

Notwithstanding the foregoing and the covenants set forth in herein, Biomune acknowledges that although the parties agree that Ritter and Andela shall devote substantial time and effort to the performance of their duties hereunder, (i) Ritter, directly and indirectly (including through Andela and/or Rockwood), is presently the owner of certain entities engaged in manufacturing, marketing, distributing and promoting vitamins, health and personal care products, cosmetics and nutritional supplements; for his own accou nt and for third parties, (ii) Ritter presently anticipates that he will seek to continue to operate such businesses and to seek additional opportunities in these and in other fields where he may take advantage of his knowledge, expertise and experience in marketing and distribution; and (iii) Ritter has a variety of business interests which occupy and require much of his time and attention. Therefore, Biomune agrees that in connection with Andela and Ritter's performance of the services described above, (A) Ritter may actively pursue those business interests in which he is now engaged or in which he may become engaged during the term of this Agreement, provided the same do not violate the terms of the foregoing covenants, and (B) on infrequent occasion and from time to time, Ritter may not be immediately available to provide services to Biomune as and when requested by Biomune. Ritter agrees to keep Biomune fully apprised of his personal schedule at all times and to devote such time as is required by Section 2 of this Agreement to his duties hereunder.

     11. Services of Ritter Personal. The parties agree that the services of Ritter are material to and a condition of this Agreement. If at any time and for any reason during the term hereof, Ritter shall die or become permanently incapacitated (as certified by a doctor mutually acceptable to the parties) or otherwise unable to continue to perform the duties and services contemplated by Biomune to be provided hereunder, then Biomune may terminate this Agreement immediately without any further obligation or duty to Andela or any other person hereunder.

     12. Independent Contractor. Andela is an independent contractor under this Agreement. This Agreement does not establish a partnership or joint venture. Andela is solely responsible for its employees, including the terms of employment, wages, hours, required insurance and daily direction and control.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

     14. Attorney Fees and Costs. The parties agree that should either party default in any of the covenants contained herein, the defaulting party will pay all costs and expenses, including reasonable attorneys' fees, which may arise from the enforcement of this agreement, whether such enforcement is pursued by filing of a suit or otherwise. This Agreement is governed by the laws of the state of Utah applicable to agreements intended to be performed within such state.

     DATED the day and year first written above.

Andela:

Andela Group, Inc.


By /s/ Ira E. Ritter
   --------------------------------
   Ira E. Ritter, President and CEO


   /s/ Ira R. Ritter
   --------------------------------
   Ira E. Ritter, individually

Biomune:

Biomune Systems, Inc.

By /s/ David G. Derrick
   --------------------------------
   David G. Derrick, President and CEO